[Execution Form]

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 23, 1997 (the "First Amendment"), amends in certain respects the Credit Agreement dated as of June 12, 1997 (the "Credit Agreement"), among Foamex L.P. ("Foamex"), General Felt Industries, Inc. ("GFI"; and together with Foamex, the "Borrowers"), Trace Foam Company, Inc. ("Trace Foam"), FMXI, Inc. ("FMXI"), the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks and Citicorp USA, Inc., as collateral agent for the Lenders and the Issuing Banks (the "Collateral Agent") and The Bank of Nova Scotia, as funding agent for the Lenders and the Issuing Banks (the "Funding Agent"; together with the Collateral Agent, the "Administrative Agents").

                                R E C I T A L S:

         WHEREAS, in connection with the contribution of the assets of Crain Holdings Corp. and certain of its subsidiaries to (and the assumption of the liabilities of Crain Holdings Corp. and certain of its subsidiaries by) Foamex, the Borrowers have requested the undersigned, which constitute the Requisite Lenders, to amend the Credit Agreement as set forth herein. The Lenders party hereto have agreed to amend the Credit Agreement to accommodate the request of the Borrowers contained herein, subject to the terms set forth herein.

         NOW, THEREFORE, in consideration of the above recitals each of the Borrowers, Trace Foam, FMXI, the Lenders party hereto and the Administrative Agents agree as follows:

         SECTION 1. Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

         SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

         2.1. Section 1.01 of the Credit Agreement is amended by adding the following definitions to such section in alphabetical order:

         "Bridge Financing" means the up to $180 million in principal amount of bridge loans made by the Bridge Financing Lender to Crain Acquisition Subsidiary to pay in part the merger consideration for Crain Holdings pursuant to the Crain Merger Agreement and to provide funds for the Defeasance of the Existing Crain Notes not exchanged for New Foamex Notes.

         "Bridge Financing Lender" means Scotiabank, in its individual capacity.

         "Contribution" means the contribution (including all of the membership interests in Crain LLC) of all of the assets of Crain Holdings by Foamex International and Crain Holdings to Foamex in exchange for a non-managing general partnership Equity Interest of Foamex issued to Foamex International or Crain Industries.

         "Crain Acquisition Subsidiary" means Merger Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Foamex International.

         "Crain Guaranty" means the Guaranty, dated as of December 23, 1997, executed by Crain Industries in favor of the Administrative Agents, the Lenders and Issuing Banks pursuant to which Crain Industries guarantees all of the Obligations of the Borrowers, as the same may be amended, supplemented or modified from time to time.

         "Crain Holdings" means Crain Holdings Corp., a Delaware corporation.

         "Crain Indenture Trustee" means IBJ Schroeder Bank & Trust Company.

         "Crain Industries" means Crain Industries, Inc., a Delaware corporation.

         "Crain LLC" means Foamex LLC, a Delaware limited liability company, and
(i) prior to the Contribution, a wholly-owned Subsidiary of Crain Industries and
(ii) after giving effect to the Contribution, a wholly-owned Subsidiary of Foamex.

         "Crain Merger Agreement" means the Agreement and Plan of Merger Agreement, dated as of December 8, 1997 among Crain Holdings, Foamex International and Crain Acquisition Subsidiary providing for the merger of Crain Holdings and Crain Acquisition Subsidiary.

         "Crain Restructuring" means the proposed plan of consolidation of plant operations and administrative functions of Crain Industries and Foamex, all as more fully described on page 12 of the financial information in the memorandum dated December, 1997 relating to Foamex delivered to the Lenders.

         "Crain Transaction Documents" means (i) the Crain Merger Agreement,
(ii) the Exchange Offer Documents and (iii) all agreements, notes and other documents relating to the Bridge Financing.

         "Defeasance" means with respect to the Existing Crain Notes, either (i) the Existing Crain Indenture shall cease to be of further effect, whether by virtue of the fact that all of such securities have been called for redemption, and the redemption price and all accrued and unpaid interest to the redemption date shall have been deposited with the Crain Indenture Trustee, or otherwise, or (ii) all obligations of Crain Industries under the Existing Crain Indenture shall have been terminated as a result of a legal defeasance, in each case other than certain provisions relating to registration and transfer of securities and the Crain Indenture Trustee.

         "Exchange Offer" means the private placement exchange offer of Foamex pursuant to the Exchange Offer Documents pursuant to which the consenting holders of the Existing Crain Notes will, on the First Amendment Date, exchange such Existing Crain Notes for an equal principal amount of New Foamex Notes.

         "Exchange Offer Documents" means the New Foamex Indenture and the New Foamex Registration Rights Agreement.

         "Existing Crain Indenture" means the Indenture, dated as of August 29, 1995, between Crain Industries and the Crain Indenture Trustee, as in effect on the First Amendment Date.

         "Existing Crain Notes" means the 13 1/2 % Senior Subordinated Notes due 2005 issued by Crain Industries and governed by the terms of the Existing Crain Indenture.

         "First Amendment" means the First Amendment to Credit Agreement, dated as of December 23, 1997, among the Borrowers, the Lenders party thereto, the Collateral Agent and the Funding Agent.

         "First Amendment Date" means the Effective Date (as such term is defined in the First Amendment).

         "New Foamex Notes" means the 13 1/2 % Senior Subordinated Notes due 2005 issued by Foamex pursuant to the terms of the New Foamex Indenture, as such notes may be amended, supplemented or otherwise modified from time to time.

         "New Foamex Indenture" means the indenture, dated as of the First Amendment Date, pursuant to which the New Foamex Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "New Foamex Registration Rights Agreement" means the Registration Rights Agreement dated December 23, 1997 between Foamex and FCC, as issuers, entered into for the benefit of the holders of the New Foamex Notes and providing for the registration thereof under the Securities Act.

         "Term D Loans" is defined in Section 2.04(e).

         "Term D Note" means a promissory note of Foamex payable to any Lender, in the form of Exhibit A-6 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of Foamex to such Lender resulting from outstanding Term D Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         2.2. The following definitions contained in Section 1.01 of the Credit Agreement are hereby amended as follows:

         (a) The definition of "Applicable Margin" is hereby amended by (i) deleting the "and" at the end of clause (a) thereof, (ii) changing the "." at the end of clause (b) (iii) thereof to "; and" and (iii) adding a new clause (c) at the end of clause (b) thereto to read as follows:

            "(c) with respect to the unpaid principal amount of each Term D Loan maintained as a LIBO Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for Term D LIBO Rate Loans", and with respect to the unpaid principal amount of each Term D Loan maintained as a Base Rate Loan, the applicable percentage below under the column entitled "Applicable Margin for Term D Base Rate Loans":

    Total Net Debt                  Applicable                  Applicable
      to EBDAIT                  Margin For Term D           Margin For Term D
        Ratio                     Base Rate Loans             LIBO Rate Loans
-------------------              -----------------           -------------------
Less than 4.0:1                        1.25                        2.25

Greater than or equal to               1.50                        2.50
4.00:1 and less than
4.50:1

Greater than or equal to               1.75                        2.75%"
4.50:1

         (b) The definition of "Change of Control" is amended by adding the phrase ", Crain Industries" after the term "FMXI" in clauses (b) and (c) of the definition thereof.

         (c) The definition of "EBDAIT" is amended by adding the following proviso to the end thereof to read as follows: "provided, however, that there shall be excluded from the computation of EBDAIT (i) gains and/or losses incurred in the fourth Fiscal Quarter of Fiscal Year 1997 in connection with the disposition of GFI's Dalton, Georgia Facility not to exceed $500,000, (ii) non-recurring charges incurred in connection with the acquisition of the assets and liabilities of Crain Holdings and its Subsidiaries in an aggregate amount not to exceed $27,500,000, (iii) other non-recurring charges incurred during the fourth Fiscal Quarter of Fiscal Year 1997 in an aggregate amount not to exceed $17,500,000 and (iv) the redemption premium paid on the Existing Crain Notes".

         (d) The definition of "Foamex Mexico Group" is amended by (i) deleting the "and" at the end of clause (c) thereof, (ii) amending clause (b) thereof to read "(b) Foamex de Cuautitlan S.A. de C.V.," (iii) adding a new clause (e) thereto to read as follows: "and (e) any other direct or indirect wholly owned Subsidiary of any such Mexican Subsidiary permitted to be created or acquired hereunder".

         (e) The definition of "Funded Debt" is amended by adding a new last sentence thereto to read as follows:

         "For purposes of calculating Funded Debt, only the face amount of the New Foamex Notes shall be included therein."

         (f) The definition of "General Partners" is amended and restated in its entirety to read as follows:

         "General Partners" means collectively, each of Trace Foam and Crain Industries, as general partners, and the Managing General Partner.

         (g) The definition of "L/C Sublimit" is amended and restated in its entirety to read as follows:

         " 'L/C Sublimit' means $50,000,000."

         (h) The definition of "Loan Documents" is hereby amended by adding the phrase ", the Crain Guaranty," after the term "Partnership Pledge Agreement" contained therein.

         (i) The definition of "Net Worth" is amended by amending and restating clause (a) thereof in its entirety to read as follows:

                  "(a) the sum of (i) total consolidated assets of such Person plus (ii) non-recurring charges incurred in connection with the acquisition of the assets and liabilities of Crain Holdings and its Subsidiaries in an aggregate amount not to exceed $27,500,000, plus
         (iii) the redemption premium paid on the Existing Crain Notes".

         (j) The definition of "Permitted Subordinated Indebtedness" is amended by (i) changing the word "and" before clause (f) thereof to "," and (ii) adding new clauses (g), (h) and (i) immediately prior to the period at the end thereof to read as follows:

                  "(g) the New Foamex Notes in a principal amount not to exceed a principal amount equal to $100,000,000 minus the principal amount of Existing Crain Notes redeemed or defeased pursuant to the Defeasance,

                   (h) other subordinated Indebtedness of Foamex having terms no more disadvantageous to the Borrowers and the Lenders than those terms set forth in the New Foamex Subordinated Notes and incurred in connection with the Contribution and Assumption, and

                   (i) other subordinated Indebtedness of Foamex satisfying the requirements of Section 11.01(s) in an amount not to exceed the principal amount of New Foamex Notes so refinanced, transaction costs associated therewith and associated redemption premiums."

         (k) The definition of "Proceeds of Issuance of Equity Interests or Indebtedness" is amended by adding the following proviso to the end thereof to read as follows: "provided, however, that (i) the issuance by Foamex International of Equity Interests pursuant to the Merger Agreement, (ii) the issuance by Foamex of Equity Interests to Crain Industries and/or Foamex International in consideration of the Contribution, (iii) the issuance of the New Foamex Notes or (iv) the issuance of Permitted Subordinated Indebtedness described in clauses (h) and (i) of the definition thereof, in each such case, shall not constitute Proceeds of Issuance of Equity Interests or Indebtedness."

         (l) The definition of "Pro Rata Share" is amended (i) by replacing the "and" at the end of clause (c) thereto and replacing it with a "," and (ii) by adding a new clause (e) thereto immediately prior to the period at the end thereof to read as follows: "and (e) with respect to Term D Loans, the percentage obtained by dividing (i) such Lender's Term D Loans by (ii) the aggregate amount of all Term D Loans".

         (m) The definition of "Permitted Businesses" is amended by adding a new clause (c) thereto to read as follows:

                  and "(c) the businesses engaged in by Crain Industries and its Subsidiaries on the First Amendment Date and similar lines of business engaged in by Crain Industries and its Subsidiaries on the First Amendment Date."

         (n) The definition of "TEFSA" is amended and restated in its entirety to read as follows:

                  "TEFSA" means Foamex de Cuautitlan S.A. de C.V.

         (o) The definition of "Term Loans" is amended and restated in its entirety to read as follows:

         "'Term Loans' means, collectively, the Term A Loans, the Term B Loans, the Term C Loans and the Term D Loans."

         (p) The definition of "Term Notes" is amended and restated in its entirety to read as follows:

                  " 'Term Notes' means, collectively, the Term A Notes, the Term B Notes, the Term C Notes and the Term D Notes."

         (q) The definition of "Transaction Costs" is hereby amended by adding the phrase "and the Crain Transaction Documents" after the term "Loan Documents" contained therein.

         (r) The definition of "Transaction Documents" is hereby amended by adding the phrase ", the New Foamex Notes, the New Foamex Indenture, the New Foamex Registration Rights Agreement, the Crain Transaction Documents, the documents, agreements and other writings related to the Crain Restructuring and" after the term "Tax Advance Agreement" contained therein.

         2.3. Section 1.03 of the Credit Agreement is amended by adding the following sentences thereto:

         "For purposes of calculating (a) the Total Net Debt to EBDAIT Ratio, Crain Holdings and its Subsidiaries (including the results of operations of SIMCO Corporation for the full Fiscal Year 1997) shall be deemed to have become Subsidiaries of Foamex on the first day of Fiscal Year 1997 and (b) the amount of Excess Cash Flow in respect of Fiscal Year 1997 shall be calculated as if Crain Holdings and its Subsidiaries had become Subsidiaries of Foamex on the first day of fiscal year 1998."

         2.4. Section 2.01(d) of the Credit Agreement is amended by adding a new clause (v) thereto to read as follows:

         "and (v) and up to $40,000,000 in principal amount of Revolving Loans may be utilized on the First Amendment Date to repay in part the Bridge Financing."

         2.5. Section 2.02(a) of the Credit Agreement is amended by changing the amount of $10,000,000" therein to "$15,000,000".

         2.6. Section 2.03(a)(iv) of the Credit Agreement is amended and restated in its entirety to read as follows:

         "(iv) which is in a currency other than Dollars unless otherwise agreed to by the Issuing Bank and the Administrative Agents."

         2.7. Section 2.04(d) of the Credit Agreement is amended and restated to read as follows:

                  "(d) Use of Proceeds of Term Loans. The proceeds of the Term Loans shall be used solely (i) in the case of all Term Loans, to fund the Refinancing (other than Term D Loans) and to pay Transaction Costs,
         (ii) in the case of Term A Loans made after the Effective Date, to fund the Delayed Purchases or to refund Swing Loans or Revolving Loans used to fund Delayed Purchases and (iii) in the case of Term D Loans to pay in part the cash merger consideration under the Crain Merger Agreement and the Defeasance."

         2.8. A new Section 2.04(e) is hereby added to the Credit Agreement to read as follows:

                  "(e) Term D Loans. (i) As of the First Amendment Date, the loans made pursuant to the Bridge Financing, after giving effect to any prepayment thereof on the First Amendment Date, shall be assumed by Foamex (such loans being the "Term D Loans") and the terms and conditions thereof shall be amended and restated by the provisions of this Agreement relating to Term D Loans and, from and after the First Amendment Date, all Term D Loans shall in all respects be deemed Term Loans and Loans hereunder; provided, that, the aggregate amount of Term D Loans shall not exceed an amount equal to the difference of (i) $140,000,000 minus (ii) an amount equal to the excess, if any of (I)(x) the face amount of New Foamex Notes outstanding on the First Amendment Date plus (y) the face amount of any other Permitted Subordinated Indebtedness issued on the First Amendment Date plus (z) the aggregate value of any contribution to the equity of Foamex made on the First Amendment Date over (II) $70,000,000.

                  (ii) On the First Amendment Date, Scotiabank, as the initial Term D Loan Lender, shall be deemed (upon receipt of payment therefor, as set forth in the immediately following sentence) to have assigned to certain Lenders (as set forth on Exhibit C to the First Amendment), and each such Lender shall be deemed to have purchased, Term D Loans in the principal amount indicated on such signature pages. Upon such payment therefor as agreed upon between Scotiabank and such Lender, such Lender shall be a Lender of Term D Loans hereunder.

                  (iii) Term D Loans are hereby designated `Designated Senior Debt' for all purposes of the New Foamex Subordinated Note Indenture and the New Foamex Subordinated Notes."

         2.9. A new Section 3.01(b)(ix) is hereby added to the Credit Agreement to read as follows:

                  "(ix) On each Quarterly Payment Date set forth below, Foamex shall make a scheduled repayment of the aggregate outstanding principal amount (expressed as a percentage of the original principal amount of the Term D Loans), if any, of all Term D

         Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date:

                                                     Percentage of Original
         Period                                      Principal Amount
         ------------------                          ----------------------
         March 31, 1998                                0.25%
         June 30, 1998                                 0.25%
         September 30, 1998                            0.25%
         December 31, 1998                             0.25%
         March 31, 1999                                0.25%
         June 30, 1999                                 0.25%
         September 30, 1999                            0.25%
         December 31, 1999                             0.25%
         March 31, 2000                                0.25%
         June 30, 2000                                 0.25%
         September 30, 2000                            0.25%
         December 31, 2000                             0.25%
         March 31, 2001                                0.25%
         June 30, 2001                                 0.25%
         September 30, 2001                            0.25%
         December 31, 2001                             0.25%
         March 31, 2002                                0.25%
         June 30, 2002                                 0.25%
         September 30, 2002                            0.25%
         December 31, 2002                             0.25%
         March 31, 2003                                0.25%
         June 30, 2003                                 0.25%
         September 30, 2003                            0.25%
         December 31, 2003                             0.25%
         March 31, 2004                                0.25%
         June 30, 2004                                 0.25%
         September 30, 2004                            0.25%
         December 31, 2004                             0.25%
         March 31, 2005                                0.25%
         June 30, 2005                                 0.25%
         September 30, 2005                            0.25%
         December 31, 2005                             0.25%
         March 31, 2006                                  23%
         June 30, 2006                                   23%
         September 30, 2006                              23%
         December 31, 2006                               23%

         Section 2.10. The proviso to Section 3.02(b)(ii) of the Credit Agreement is amended by (a) replacing the "or" prior to the term "Term C Loan" with a "," and (b) adding the phrase "or Term D Loan" after the phrase "Term C Loan" contained therein.

         Section 2.11. Section 4.02(b)(vi) of the Credit Agreement is amended by changing the number "twelve (12)" contained therein to "fifteen (15)".

         Section 2.12. Section 6.01(a)(iv) of the Credit Agreement is amended by
(a) adding the phrase "or, in the case of any such Subsidiary that is a limited liability company, a limited liability company," after the phrase "is a corporation" in subclause (A) thereof, (b) adding the phrase "or, in the case of any such Subsidiary that is a limited liability company, a foreign limited liability company," after the phrase "foreign corporation" in subclause (B) thereof, and (c) adding the phrase "or, in the case of any such Subsidiary that is a limited liability company, limited liability company authority," after the phrase "corporate power" in subclause (C) thereof.

         Section 2.13. Section 6.01(b)(i) of the Credit Agreement is amended by adding the phrase "or, in the case of any such Subsidiary that is a limited liability company (or any other limited liability company), limited liability company power," after the phrase "corporate power" contained therein.

         Section 2.14. Section 6.01(h) of the Credit Agreement is amended by (a) changing the date "June 29, 1997" therein to "September 28, 1997", (b) deleting the term "estimated" therefrom and (c) changing the date "June 30, 1997" therein to the date "September 28, 1997".

         Section 2.15. Section 6.01(aa) of the Credit Agreement is amended by
(a) adding the phrase ", the New Foamex Indenture" after the phrase "the Subordinated Debenture Indenture" in the first sentence thereof, (b) adding the phrase ", the New Foamex Notes" after the phrase "the Subordinated Debentures" in the first sentence thereof and (c) adding the phrase "and the New Foamex Indenture" after the phrase "the 1993 Subordinated Debenture Indenture" in the second sentence thereof.

         Section 2.16. Section 6.01(bb) of the Credit Agreement is amended by adding the phrase ", the New Foamex Indenture" after each appearance of the phrase "the Subordinated Debenture Indenture" in such section.

         Section 2.17. Section 7.01(f) of the Credit Agreement is amended by changing the reference of "Fiscal Year 1997" to "Fiscal Year 1998".

         Section 2.18. Section 8.01 of the Credit Agreement is amended by adding the phrase "or, in the case of any such Subsidiary that is a limited liability company, limited liability company existence," after the phrase " corporate existence" contained therein.

         Section 2.19. Section 9.02 of the Credit Agreement is amended by (a) replacing the amount "$50,000,000" appearing in clause (iii) thereof with the phrase "$100,000,000; provided, however, that the aggregate amount of such sales to and such Investments in Subsidiary Guarantors other than GFI, Foamex Fibers and Crain LLC shall not exceed $50,000,000", (b) amending clause (vi) thereof by adding the words "or lease" after the word "sale" in the first and second lines thereof, (c) deleting the word "and" after clause (viii) thereof, (d) adding the word "and" after the ";" at the end of clause (ix) thereof and (e) adding a new clause (x) thereto to read as follows:

                  "(x) sales or other dispositions of assets in connection with the Crain Restructuring;".

         Section 2.20. Section 9.04 of the Credit Agreement is amended by (a) changing the phrase "$50,000,000, in the aggregate at any time outstanding" appearing in clause (vi) thereof "$100,000,000 in the aggregate at any time outstanding; provided, however, that the aggregate amount of all such sales or transfers to and all loans or advances to Subsidiary Guarantors other than GFI, Foamex Fibers and Crain LLC shall not exceed $50,000,000 in the aggregate at any time outstanding, "(b) deleting the word "and" after clause (x) thereof, (c) adding the word "and" after the ";" at the end of clause (xi) thereof, (d) adding a new clause (xii) thereto to read as follows:

                  "(xii) Investments made by Foamex in Crain LLC on the First Amendment Date in connection with the Contribution;".

         "and (e) by adding a new last sentence to the proviso thereto to read as follows:

         "Notwithstanding the foregoing, the Borrowers shall not be required to enter into Lockbox Agreements relating to deposit accounts maintained by Crain Industries or it Subsidiaries until the later of the 60th day after the First Amendment Date and such later date as consented to by the Administrative Agents".

         Section 2.21. Clause (iii) of Section 9.05 of the Credit Agreement is amended and restated in its entirety to read as follows :

                  "(iii) Accommodation Obligations of the Subsidiary Guarantors in connection with their guaranty of (A) the New Foamex Subordinated Notes, but only to the extent set forth in the New Foamex Subordinated
         Note Indenture and (B) the New Foamex Notes, but only to the extent set forth in the New Foamex Indenture;".

         Section 2.22. Clause (ii)(x) of Section 9.06 of the Credit Agreement is amended and restated in its entirety to read as follows :

                  "(x) regularly scheduled interest payments in respect of the New Foamex Subordinated Notes, the Subordinated Debentures, the 1993 Subordinated Debentures and the New Foamex Notes if such interest payments are permitted to be made pursuant to the terms of the New Foamex Subordinated Notes and the New Foamex Subordinated Note Indenture, the Subordinated Debentures and the Subordinated Debenture Indenture, the 1993 Subordinated Debentures and the 1993 Subordinated Debenture Indenture or the New Foamex Notes and the New Foamex Indenture, as the case may be,".

         Section 2.23. Section 9.07 of the Credit Agreement is amended by adding the phrase (a) ", New Foamex Notes" after the phrase "the Senior Notes" and (b) "New Foamex Indenture" after the phrase "the Senior Note Indenture" contained therein.

         Section 2.24. Section 9.08 of the Credit Agreement is amended by (a) deleting the "or" immediately prior to clause (vii) thereof and (b) adding immediately prior to the period at the end thereof a new clause (viii) thereto to read as follows:

         "or (viii) the Contribution, the transactions contemplated by the Crain Transaction Documents and the Crain Restructuring".

         Section 2.25. Section 9.09 of the Credit Agreement is amended by (a) changing the word "or" at the end of clause (i) of the proviso of the first sentence thereto and (b) adding a new clause (iii) thereto prior to the period at the end of such sentence to read as follows:

         "and (iii) each General Partner may dividend or transfer the Equity Interests it owns in Foamex International or Trace Foam Sub to TIHI or a wholly-owned Subsidiary thereof".

         Section 2.26. Section 9.13 of the Credit Agreement is amended by adding the phrase "or to Crain Industries or its Subsidiaries in connection with the Contribution" immediately prior to the period at the end thereof.

         Section 2.27. Section 9.14 of the Credit Agreement is amended by changing the phrase "on the Effective Date" to the phrase "on the First Amendment Date except to reflect the issuance of Equity Interests to Crain Industries and/or its Subsidiaries in connection with the Contribution".

         Section 2.28. Section 9.16 of the Credit Agreement is amended by (a) amending and restating clause (iv) thereof in its entirety to read as follows:

         "(iv) repayments of the Existing Secured Debt, the New Foamex Subordinated Notes, the Subordinated Debentures, the 1993 Subordinated Debentures and the New Foamex Notes to the extent required to be made pursuant to the terms of the Existing Secured Debt Indentures, the New Foamex Subordinated Note Indenture, the Subordinated Debenture Indenture, the 1993 Subordinated Debenture Indenture and the New Foamex Indenture, respectively;

         (b) deleting the "and" immediately prior to clause (v) thereof and (c) adding immediately prior to the period at the end thereof a new clause
         (vi) thereto to read as follows:

         "or (vi) repayments of Indebtedness incurred pursuant to the provisions of Section 9.01(vii)(x)."

         Section 2.29. Article X of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                   "ARTICLE X

                               FINANCIAL COVENANTS

         Each Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Obligations are paid in full (or, in the case of contingent Obligations (other than indemnities not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

         10.1 Minimum Net Worth. The Net Worth of Foamex and its Subsidiaries on a consolidated basis at all times during any period from the last day of the fiscal quarter in each Fiscal Year of the Borrowers set forth below to the next to last day of the next succeeding fiscal quarter shall not be less than the minimum amount set forth opposite the first such fiscal quarter:

              Fiscal Quarter                              Minimum Net
             ---------------                              -----------
                                                        Worth(in millions)
                                                        -----
       Second fiscal quarter of 1997                         $(154.3)
       Third fiscal quarter of 1997                           (151.0)
       Fourth fiscal quarter of 1997                          (146.4)
       First fiscal quarter of 1998                           (142.0)
       Second fiscal quarter of 1998                          (136.4)
       Third fiscal quarter of 1998                           (128.9)
       Fourth fiscal quarter of 1998                          (121.4)
       First fiscal quarter of 1999                           (117.2)
       Second fiscal quarter of 1999                          (111.9)
       Third fiscal quarter of 1999                           (104.8)
       Fourth fiscal quarter of 1999                           (97.6)
       First fiscal quarter of 2000                            (92.8)
       Second fiscal quarter of 2000                           (86.7)
       Third fiscal quarter of 2000                            (78.4)
       Fourth fiscal quarter of 2000                           (70.2)
       First fiscal quarter of 2001                            (64.8)
       Second fiscal quarter of 2001                           (57.9)
       Third fiscal quarter of 2001                            (48.6)
       Fourth fiscal quarter of 2001                           (39.4)
       First fiscal quarter of 2002                            (33.4)
       Second fiscal quarter of 2002                           (25.7)
       Third fiscal quarter of 2002                            (15.5)
       Fourth fiscal quarter of 2002                            (5.3)
       First fiscal quarter of 2003                               1.2
       Second fiscal quarter of 2003                              9.6

              Fiscal Quarter                              Minimum Net
             ---------------                              -----------
                                                        Worth(in millions)
                                                        -----
       Third fiscal quarter of 2003                              20.7
       Fourth fiscal quarter of 2003                             31.9
       First fiscal quarter of 2004                              38.9
       Second fiscal quarter of 2004                             47.8
       Third fiscal quarter of 2004                              59.7
       Fourth fiscal quarter of 2004                             71.6
       First fiscal quarter of 2005                              79.5
       Second fiscal quarter of 2005                             89.7
       Third fiscal quarter of 2005                             103.2
       Fourth fiscal quarter of 2005                            116.8
       First fiscal quarter of 2006                             123.8
       Second fiscal quarter of 2006                            131.8
       Third fiscal quarter of 2006                             136.8
       Fourth fiscal quarter of 2006 and                        141.8
       thereafter

         10.2 Minimum Interest Coverage Ratio. Interest Coverage Ratio of Foamex and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrowers set forth below for the four fiscal quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such fiscal quarter:

       Fiscal Quarter                                     Minimum Ratio
       --------------                                     -------------
       Second fiscal quarter of 1997                        2.50:1.00
       Third fiscal quarter of 1997                         2.50:1.00
       Fourth fiscal quarter of 1997                        2.50:1.00
       First fiscal quarter of 1998                         2.10:1.00
       Second fiscal quarter of 1998                        2.10:1.00
       Third fiscal quarter of 1998                         2.10:1.00
       Fourth fiscal quarter of 1998                        2.10:1.00
       First fiscal quarter of 1999                         2.10:1.00

       Fiscal Quarter                                     Minimum Ratio
       --------------                                     -------------
       Second fiscal quarter of 1999                        2.10:1.00
       Third fiscal quarter of 1999                         2.10:1.00
       Fourth fiscal quarter of 1999                        2.25:1.00
       First fiscal quarter of 2000                         2.25:1.00
       Second fiscal quarter of 2000                        2.25:1.00
       Third fiscal quarter of 2000                         2.25:1.00
       Fourth fiscal quarter of 2000                        2.50:1.00
       First fiscal quarter of 2001                         2.50:1.00
       Second fiscal quarter of 2001                        2.50:1.00
       Third fiscal quarter of 2001                         2.50:1.00
       Fourth fiscal quarter of 2001                        2.75:1.00
       First fiscal quarter of 2002                         2.75:1.00
       Second fiscal quarter of 2002                        2.75:1.00
       Third fiscal quarter of 2002                         2.75:1.00
       Fourth fiscal quarter of 2002                        3.00:1.00
       First fiscal quarter of 2003                         3.00:1.00
       Second fiscal quarter of 2003                        3.00:1.00
       Third fiscal quarter of 2003                         3.00:1.00
       Fourth fiscal quarter of 2003                        3.00:1.00
       First fiscal quarter of 2004                         3.00:1.00
       Second fiscal quarter of 2004                        3.00:1.00
       Third fiscal quarter of 2004                         3.00:1.00
       Fourth fiscal quarter of 2004                        3.00:1.00
       First fiscal quarter of 2005                         3.00:1.00
       Second fiscal quarter of 2005                        3.00:1.00
       Third fiscal quarter of 2005                         3.00:1.00

       Fiscal Quarter                                     Minimum Ratio
       --------------                                     -------------
       Fourth fiscal quarter of 2005                        3.00:1.00
       First fiscal quarter of 2006                         3.00:1.00
       Second fiscal quarter of 2006 and thereafter         3.00:1.00

         10.3 Minimum Fixed Charge Coverage Ratio. Fixed Charge Coverage Ratio of Foamex and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrowers set forth below for the four fiscal quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such fiscal quarter:

       Fiscal Quarter                                     Minimum Ratio
       --------------                                     -------------

       Second fiscal quarter of 1997                        1.10:1.00
       Third fiscal quarter of 1997                         1.10:1.00
       Fourth fiscal quarter of 1997                        1.10:1.00
       First fiscal quarter of 1998                         1.00:1.00
       Second fiscal quarter of 1998                        1.00:1.00
       Third fiscal quarter of 1998                         1.10:1.00
       Fourth fiscal quarter of 1998                        1.10:1.00
       First fiscal quarter of 1999                         1.10:1.00
       Second fiscal quarter of 1999                        1.10:1.00
       Third fiscal quarter of 1999                         1.10:1.00
       Fourth fiscal quarter of 1999                        1.10:1.00
       First fiscal quarter of 2000                         1.10:1.00
       Second fiscal quarter of 2000                        1.10:1.00
       Third fiscal quarter of 2000                         1.10:1.00
       Fourth fiscal quarter of 2000                        1.10:1.00
       First fiscal quarter of 2001                         1.10:1.00
       Second fiscal quarter of 2001                        1.10:1.00
       Third fiscal quarter of 2001                         1.10:1.00
       Fourth fiscal quarter of 2001                        1.10:1.00

       Fiscal Quarter                                     Minimum Ratio
       --------------                                     -------------
       First fiscal quarter of 2002                         1.10:1.00
       Second fiscal quarter of 2002                        1.10:1.00
       Third fiscal quarter of 2002                         1.10:1.00
       Fourth fiscal quarter of 2002                        1.10:1.00
       First fiscal quarter of 2003                         1.10:1.00
       Second fiscal quarter of 2003                        1.10:1.00
       Third fiscal quarter of 2003                         1.10:1.00
       Fourth fiscal quarter of 2003                        1.10:1.00
       First fiscal quarter of 2004                         1.00:1.00
       Second fiscal quarter of 2004                        1.00:1.00
       Third fiscal quarter of 2004                         1.00:1.00
       Fourth fiscal quarter of 2004                        1.00:1.00
       First fiscal quarter of 2005                         1.00:1.00
       Second fiscal quarter of 2005                        1.00:1.00
       Third fiscal quarter of 2005                         1.00:1.00
       Fourth fiscal quarter of 2005                        1.00:1.00
       First fiscal quarter of 2006                         1.00:1.00
       Second fiscal quarter of 2006 and thereafter         1.00:1.00

         10.4 Maximum Leverage Ratio. Total Net Debt to EBDAIT Ratio of Foamex and its Subsidiaries on a consolidated bases, as determined as of the last day of each fiscal quarter of the Borrowers set forth below for the four fiscal quarter period ending on such date, shall not exceed the maximum ratio set forth below:

       Fiscal Quarter                                     Minimum Ratio
       --------------                                     -------------
       Second fiscal quarter of 1997                         5.00:1.00
       Third fiscal quarter of 1997                          5.00:1.00
       Fourth fiscal quarter of 1997                         5.75:1.00

       Fiscal Quarter                                      Minimum Ratio
       --------------                                      -------------
       First fiscal quarter of 1998                          5.75:1.00
       Second fiscal quarter of 1998                         5.75:1.00
       Third fiscal quarter of 1998                          5.75:1.00
       Fourth fiscal quarter of 1998                         5.00:1.00
       First fiscal quarter of 1999                          5.00:1.00
       Second fiscal quarter of 1999                         5.00:1.00
       Third fiscal quarter of 1999                          5.00:1.00
       Fourth fiscal quarter of 1999                         4.50:1.00
       First fiscal quarter of 2000                          4.50:1.00
       Second fiscal quarter of 2000                         4.50:1.00
       Third fiscal quarter of 2000                          4.50:1.00
       Fourth fiscal quarter of 2000                         3.90:1.00
       First fiscal quarter of 2001                          3.90:1.00
       Second fiscal quarter of 2001                         3.90:1.00
       Third fiscal quarter of 2001                          3.90:1.00
       Fourth fiscal quarter of 2001                         3.50:1.00
       First fiscal quarter of 2002                          3.50:1.00
       Second fiscal quarter of 2002                         3.50:1.00
       Third fiscal quarter of 2002                          3.50:1.00
       Fourth fiscal quarter of 2002                         3.25:1.00
       First fiscal quarter of 2003                          3.25:1.00
       Second fiscal quarter of 2003                         3.25:1.00
       Third fiscal quarter of 2003                          3.25:1.00
       Fourth fiscal quarter of 2003                         3.00:1.00
       First fiscal quarter of 2004                          3.00:1.00
       Second fiscal quarter of 2004                         3.00:1.00

       Fiscal Quarter                                      Minimum Ratio
       --------------                                      -------------
       Third fiscal quarter of 2004                          3.00:1.00
       Fourth fiscal quarter of 2004                         3.00:1.00
       First fiscal quarter of 2005                          3.00:1.00
       Second fiscal quarter of 2005                         3.00:1.00
       Third fiscal quarter of 2005                          3.00:1.00
       Fourth fiscal quarter of 2005                         3.00:1.00
       First fiscal quarter of 2006                          3.00:1.00
       Second fiscal quarter of 2006 and thereafter          3.00:1.00

         Section 2.30. Section 11.01(p) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (p) New Foamex Subordinated Notes and Existing Secured Debt. Any "Event of Default" (or any event or occurrence or circumstance which would become an "Event of Default" with the passage of time or the giving of notice or both) as defined in the New Foamex Subordinated
         Note Indenture, the New Foamex Indenture or any indenture or other document relating to the Existing Secured Debt shall have occurred and be continuing. Any of the terms of the New Foamex Subordinated Notes, New Foamex Notes or any Existing Secured Debt Indenture or other document relating to the Existing Secured Debt shall be amended, supplemented or otherwise modified without the prior written consent of the Requisite Lenders (except for such amendments, supplements or modifications deemed immaterial by the Administrative Agents)."

         Section 2.31. A new Section 11.01(s) is hereby added to the Credit Agreement to read as follows:

         "(s) Refinancing of the New Foamex Notes. Foamex shall have failed to refinance in full the aggregate amount of New Foamex Notes on or prior to March 1, 2005 pursuant to the issuance of new subordinated indebtedness of Foamex having terms, conditions, covenants, subordination, maturity and redemption provisions and all other material agreements no more disadvantageous to Foamex or to the Lenders or Agents as those contained in the New Foamex Subordinated Notes and issued pursuant to documentation in form and substance satisfactory to the Requisite Lenders."

         SECTION 3. Consent of the Requisite Lenders. The Requisite Lenders hereby consent to (a) the amendment and restatement of (i) the Foamex International Guaranty substantially in the form attached hereto as Exhibit A,
(ii) the Schedules to the Credit Agreement in the form attached hereto as Exhibit B, (b) the execution and delivery of amendments or supplements to the Loan Documents by the Collateral Agent and to make all filings and to take all such other actions as the

Collateral Agent and the Administrative Agents deem necessary or advisable to subject the assets of Crain Industries and its Subsidiaries to the Lien of the Loan Documents upon consummation of the Contribution and (c) an amendment to the Partnership Agreement to be in form and substance satisfactory to the Administrative Agents and their counsel to admit Crain Industries as a general partner of Foamex..

         SECTION 4. Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") when the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Administrative Agents):

                  (i) Documents. The Administrative Agents shall have received on or before the Effective Date all of the following in form and substance satisfactory to the Requisite Lenders:

                           (a) this Agreement and all other agreements,
                  documents and instruments, described in the List of Closing Documents, attached hereto and made a part hereof as Exhibit C, each duly executed where appropriate and in form and substance satisfactory to the Requisite Lenders; without limiting the foregoing, the Borrowers hereby direct their counsel, Willkie Farr & Gallagher, and each of their local counsel, to prepare and deliver to the Administrative Agents, the Lenders, the Issuing Banks and Mayer, Brown & Platt, counsel to the Funding Agent, the opinions referred to in such List of Closing Documents; and

                           (b) such additional documentation as either
                  Administrative Agent or any of the Requisite Lenders may reasonably request.

                  (ii) Perfection of Liens. The Collateral Agent shall have received evidence that all Liens granted to the Collateral Agent with respect to all Collateral (including without limitation, all of the assets of Crain Industries and Crain LLC) are perfected and of first priority, except as otherwise permitted under this Agreement or as set forth in the Intercreditor Agreements. The Borrowers and Crain LLC shall have complied with Section 8.14 of the Credit Agreement.

                  (iii) Consummation of Transaction. The transactions contemplated by the Crain Transaction Documents shall have been consummated in accordance with the terms thereof, without any waiver or forbearance of the terms and conditions therefor set forth therein without the prior written consent of the Administrative Agents, and Foamex shall have irrevocably accepted for exchange in accordance with the Exchange Offer or shall have been defeased or called for redemption in accordance with the terms of the Existing Crain Indenture all of the outstanding Existing Crain Notes.

                  (iv) Issuance of New Foamex Notes or Other Subordinated Debt.
         (i) The New Foamex Notes shall have been issued in accordance with the Exchange Offer and the New Foamex Indenture (and the related exchange agreements) without any waiver or forbearance of the terms and conditions therefor set forth in the New Foamex Note Exchange

         Memorandum (or such related exchange agreements) by any party thereto without the prior written consent of the Administrative Agents or (ii) other Permitted Subordinated Indebtedness of Foamex (the "Other Subordinated Debt) shall have been issued by Foamex pursuant to documentation acceptable to the Administrative Agents. Such New Foamex Notes shall be in a minimum principal amount which, together with (i) the amount of any Equity Interests utilized by Foamex International in connection with the Crain Merger Agreement and (ii) the gross cash proceeds of sale of the Other Subordinated Debt, shall equal at least $60,000,000.

                  (v) Payment of Obligations Under Bridge Financing. The Borrowers shall have paid the Bridge Financing with the proceeds of Revolving Loans so that the aggregate outstanding principal amount thereof prior to the amendment and restatement of such Bridge Financing under this Amendment as Term D Loans shall not exceed the difference of
         (i) $140,000,000 minus (ii) an amount equal to the excess, if any of
         (I)(x) the face amount of New Foamex Notes outstanding on the First Amendment Date plus (y) the face amount of any other Permitted Subordinated Indebtedness issued on the First Amendment Date plus (z) the aggregate value of any contribution to the equity of Foamex made on the First Amendment Date over (II) $70,000,000.

                  (vi) Consents. Each of the Borrowers, each of the Borrowers' Subsidiaries, each General Partner, and Crain Industries and its subsidiaries shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrowers, any of the Borrowers' Subsidiaries and each General Partner, Crain Industries and its subsidiaries to lawfully and without risk of rescission, (i) execute, deliver and perform, in all material respects, its obligations under this Agreement, the other Loan Documents and the Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith and (ii) create and perfect or continue the validity and perfection of the Liens on the Collateral to be owned by it in the manner and for the purpose contemplated by the Loan Documents.

                  (vii) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Loans and/or the issuance of Letters of Credit and/or the Exchange Offer, the Contribution or the consummation of the other transactions contemplated by the Crain Transaction Documents or (ii) impose or result in the imposition of a Material Adverse Effect.

                  (viii) No Change in Condition. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of either Borrower or any of its Subsidiaries or Crain Industries and its subsidiaries shall have occurred since December 29, 1996, which change, in the judgment of the Lenders, will have or is reasonably likely to have a Material Adverse Effect.

                  (ix) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the consummation of the Contribution, the Exchange Offer or the other transactions contemplated by the Crain Transaction Documents.

                  (x) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

                  (xi) Financial Information, etc. The Administrative Agents shall have received on or prior to the Effective Date the consolidated pro forma balance sheet of Foamex as at September 28, 1997 (giving pro forma effect as of such date to the Contribution and the other transactions contemplated by the Crain Transaction Documents and this Agreement and the then existing legal and capital structure of the Borrowers and their respective Subsidiaries), and detailed financial projections through Fiscal Year 2007 on an annual basis, in each case in form and substance reasonably satisfactory to the Administrative Agents and the Lenders.

                  (xii) Compliance Certificate. The Administrative Agents shall have received a Compliance Certificate on a pro forma basis as if the Credit Extensions to be made on the Effective Date and Contribution and the other transactions contemplated by the Crain Transaction Documents had occurred as of September 28, 1997 and as to such other items therein as the Administrative Agents may reasonably request, dated the Effective Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting officer of the Borrowers. Such Compliance Certificate shall be used for the determination of the Applicable Margin as to all Loans and the Applicable Commitment Fee Margin.

                  (xiii) Solvency, etc. The Administrative Agents shall have received the solvency certificates, dated the Effective Date, duly executed and delivered by the chief financial or accounting Authorized officer of each of the Borrowers.

                  (xiv) Amendment Fee Paid. There shall have been paid to the Funding Agent, for the pro rata account of each of the Lenders executing this First Amendment on or prior to the Effective Date, an amendment fee equal to .075% of such Lender's aggregate Commitments and Loans (other than Term D Loans).

         SECTION 5. Representations and Warranties. The Borrowers and the General Partners hereby represent and warrant to the Lenders party hereto that
(i) the execution, delivery and performance of this First Amendment by each Borrower and the General Partners are within their respective partnership and corporate powers and have been duly authorized by all necessary partnership and corporate action, and (ii) this First Amendment constitutes the legal, valid and binding obligation of each Borrower and each General Partner, enforceable against each of them, respectively, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

         SECTION 6.  Reference to and Effect on the Loan Documents.

         6.1. Upon the effectiveness of this First Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         6.2. Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

         6.3. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or either Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

         SECTION 7. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 8. Governing Law. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

         SECTION 9. Guarantor Consent. By its signature below, each of Foamex International, Foamex and GFI consents to this First Amendment in its separate capacity as a guarantor under the Foamex International Guaranty, the Foamex Guaranty and the GFI Guaranty, respectively, and each hereby affirms its obligations under such guaranties.

         SECTION 10. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment or be given any substantive effect.

         IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first above written.

                                         FOAMEX L.P.
                                         By: FMXI, Inc.,
                                         Its Managing General Partner

                                         By: /s/ George L. Karpinski
                                             ------------------------------
                                            Title:  Vice President

                                         GENERAL FELT INDUSTRIES, INC.

                                         By: /s/ George L. Karpinski
                                             ------------------------------
                                            Title:  Vice President

                                         TRACE FOAM COMPANY, INC.

                                         By: /s/ Barry Zimmerman
                                             ------------------------------
                                            Title:  Executive Vice President

                                         FMXI, INC.

                                         By: /s/ George L. Karpinski
                                             ------------------------------
                                            Title:  Vice President

                                         FOAMEX INTERNATIONAL INC., as guarantor

                                         By: /s/ George L. Karpinski
                                             ------------------------------
                                            Title:  Vice President

                                         CITICORP USA, INC., as Administrative
                                         Agent, Collateral Agent, individually
                                         as a Lender, and as Intercreditor
                                         Collateral Agent

                                         By: /s/ Timothy L. Freeman
                                             ------------------------------
                                            Title:  Attorney-in-Fact

                                          CITIBANK, N.A., as Issuing Bank

                                          By: /s/ Timothy L. Freeman
                                             ------------------------------
                                            Title:  Attorney-in-Fact

                                          THE BANK OF NOVA SCOTIA, as
                                          Administrative Agent, Funding Agent,
                                          Issuing Bank, individually as a
                                          Lender, and as Intercreditor Agent

                                          By: /s/ M. Alli
                                             ------------------------------
                                            Title:  Sr. Relationship Manager

                                          ALLSTATE INSURANCE COMPANY

                                          By: /s/
                                             ------------------------------
                                            Title:  Authorized Signatory

                                          By: /s/
                                             ------------------------------
                                            Title:  Authorized Signatory

                                          BANKBOSTON, N.A.

                                          By: /s/ Maura Wadlinger
                                             ------------------------------
                                            Title:  Vice President

                                          KZH-SOLEIL CORPORATION

                                          By: /s/ Virginia R. Conway
                                             ------------------------------
                                            Title:  Authorized Agent

                                          THE BANK OF NEW YORK

                                          By: /s/ Walter C. Parelli
                                             ------------------------------
                                            Title:  Vice President

                                          BANKERS TRUST COMPANY

                                          By: /s/ Gregory Shearin
                                             ------------------------------
                                            Title:  Vice President

                                           COMMERCIAL LOAN FUNDING TRUST I

                                           By: Wilmington Trust Company solely
                                           in its capacity as owner trustee and
                                           not in its individual capacity

                                           By: /s/ Michele Swanson
                                             ------------------------------
                                             Title:  Authorized Signatory

                                           BHF-BANK AKTIENGESELLSCHAFT

                                           By: /s/ Linda Pace
                                             ------------------------------
                                             Title:  Vice President

                                           By: /s/ John Sykes
                                             ------------------------------
                                             Title:  Assistant Vice President

                                           COMPAGNIE FINANCIERE DE CIC ET DE
                                           L'UNION EUROPEENNE

                                           By: /s/ Brian O'Leary
                                             ------------------------------
                                             Title:  Vice President

                                           By: /s/ Sean Mounier
                                             ------------------------------
                                             Title:  First Vice President

                                           CORESTATES BANK, N.A.

                                           By: /s/ David W. Mills
                                             ------------------------------
                                             Title:  Vice President

                                           CREDIT LYONNAIS NEW YORK BRANCH

                                           By: /s/ Attila Koc
                                             ------------------------------
                                                Title:  First Vice President

                                           DEEPROCK & COMPANY

                                           By
                                             ------------------------------
                                             Name:
                                             Title:

                                           HELLER FINANCIAL, INC.

                                           By: /s/ Thomas W. Bukowski
                                             ------------------------------
                                             Title:  Senior Vice President

                                           ORIX USA CORPORATION

                                           By: /s/
                                             ------------------------------
                                             Title:  Authorized Signatory

                                           PILGRIM AMERICA PRIME RATE TRUST

                                           By: /s/ Michael J. Bacevich
                                             ------------------------------
                                             Title:  Vice President

                                           THE FUJI BANK, LIMITED, NEW YORK
                                           BRANCH

                                           By: /s/ Teiji Teramoto
                                             ------------------------------
                                             Title:  Vice President and Manager

                                           GENERAL ELECTRIC CAPITAL CORPORATION

                                           By: /s/ Janet Williams
                                             ------------------------------
                                             Title:  Duly Authorized Signatory

                                            THE MITSUBISHI TRUST AND BANKING
                                            CORPORATION

                                            By: /s/ Toshihiro Hayashi
                                             ------------------------------
                                              Title:  Senior Vice President

                                            METROPOLITAN LIFE INSURANCE COMPANY

                                            By: /s/ James R. Dingler
                                             ------------------------------
                                              Title:  Director

                                            MASSACHUSETTS MUTUAL LIFE INSURANCE
                                            COMPANY

                                            By: /s/ John B. White
                                             ------------------------------
                                              Title:  Managing Director

                                            PAMCO CAYMAN LTD.

                                            By:  Protective Asset Management,
                                            L.L.C., as Collateral Manager

                                            By: /s/ James Dondero
                                             ------------------------------
                                              Title:  President

                                            KZH-ING-1 CORPORATION II

                                            By: /s/ Virginia R. Conway
                                             ------------------------------
                                              Title:  Authorized Agent

                                            OCTAGON CREDIT INVESTORS LOAN
                                            PORTFOLIO
                                            (a unit of The Chase Manhattan Bank)

                                            By: /s/ Joyce C. DeLucca
                                             ------------------------------
                                              Title:  Managing Director

                                           THE NORTHWESTERN MUTUAL LIFE
                                           INSURANCE COMPANY

                                           By: /s/ Richard A. Strait
                                             ------------------------------
                                             Title:  Vice President

                                           SENIOR HIGH INCOME PORTFOLIO, INC.

                                           By: /s/ Anthony R. Clemente
                                             ------------------------------
                                             Title:  Authorized Signatory

                                           THE SANWA BANK, LIMITED

                                           By: /s/ Christian Kambouri
                                             ------------------------------
                                             Title:  Vice President

                                           MORGAN GUARANTY TRUST COMPANY OF
                                           NEW YORK

                                           By
                                             ------------------------------
                                             Name:
                                             Title:

                                           NATIONSBANK, N.A.

                                           By: /s/ Philip Durand
                                             ------------------------------
                                             Title:  Authorized Signatory

                                           CYPRESS TREE INVESTMENT MANAGEMENT
                                           COMPANY, INC.
                                           As: Attorney-in-Fact and on behalf
                                           of First Allmerica Life
                                           Insurance Company

                                           By: /s/ Philip C. Robbins
                                             ------------------------------
                                             Title:  Assistant Vice President

                                           CRESCENT/MACH I PARTNERS, L.P.

                                           By:  TCW Asset Management Company
                                           Its Investment Manager

                                           By: /s/ Justin L. Driscoll
                                             ------------------------------
                                             Title:  Senior Vice President

                                           DEBT STRATEGIES FUND, INC.

                                           By: /s/ Anthony R. Clemente
                                             ------------------------------
                                             Title:  Authorized Signatory

                                           FLEET NATIONAL BANK

                                           By: /s/ Kevin J. Chamberlain
                                             ------------------------------
                                             Title:  Assistant Vice President

                                           VAN KAMPEN AMERICAN CAPITAL PRIME
                                           RATE INCOME TRUST

                                           By: /s/ Jeffrey W. Maillet
                                             ------------------------------
                                             Title:  Senior Vice President
                                                     and Director

                                           ROYALTON COMPANY

                                           By:  Pacific Investment Management
                                           Company, as its Investment
                                           Advisor

                                           By: /s/ R. Kreg
                                             ------------------------------
                                             Title:  Authorized Signatory

                                           PPM AMERICA, INC., as attorney in
                                           fact, on behalf of Jackson National
                                           Life Insurance Company

                                           By: /s/ Michael DiRe
                                             ------------------------------
                                             Title:  Managing Director

                                           THE SAKURA BANK, LTD.

                                           By: /s/ Y. Nagura
                                             ------------------------------
                                             Title:  Vice President

                                           SENIOR DEBT PORTFOLIO

                                           By: Boston Management and
                                           Research, as Investment Advisor

                                           By: /s/ Payson F. Swaffield
                                             ------------------------------
                                             Title:  Vice President

                                           CANADIAN IMPERIAL BANK OF COMMERCE

                                           By
                                             ------------------------------
                                             Name:
                                             Title:

                                           VAN KAMPEN CLO I, LIMITED

                                           By: Van Kampen American Capital
                                           Management Inc., as Collateral
                                           Manager

                                           By: /s/ Jeffrey W. Maillet
                                             ------------------------------
                                             Title: Senior Vice President and
                                                    Director

                                           ALLIED SIGNAL INC.

                                           By: Shenkman Capital Management,
                                           Inc., as Attorney-in-Fact

                                           By
                                             ------------------------------
                                             Name:
                                             Title:

                                           TCW LEVERAGED INCOME TRUST, L.P.

                                           By: TCW Advisers (Bermuda), Ltd.,
                                           as General Partner

                                           By: /s/ Mark L. Gold
                                             ------------------------------
                                             Title: Managing Director By: TCW
                                             Investment Management Company, as
                                             Investment Adviser

                                           By: /s/ Justin L. Driscoll
                                             ------------------------------
                                             Title:  Senior Vice President

                                           KZH-CRESCENT CORPORATION

                                           By: /s/ Virginia R. Conway
                                             ------------------------------
                                             Title:  Authorized Agent

                                           CAPTIVA FINANCE LTD.

                                           By: /s/ John H. Cullinane
                                             ------------------------------
                                             Title:  Authorized Signatory

                                           STRATA FUNDING LTD.

                                           By: /s/ John H. Cullinane
                                             ------------------------------
                                             Title:  Director

                                           AERIES FINANCE LTD.

                                           By: /s/ Ian David Moore
                                             ------------------------------
                                             Title:  Director

                                           NATEXIS BANQUE (formerly Banque
                                           Francaise du Commerce Exterieur)

                                           By: /s/ Evan Kraus
                                             ------------------------------
                                             Title:  Associate

                                           By: /s/ Kevin Dooleil
                                             ------------------------------
                                             Title:  Vice President